Exhibit 99.1
EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into on June 14, 2006 (the “Effective Date”) by and between Stuart Avery Gold (“Executive”) and Health Sciences Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company believes that Executive’s service, experience, and knowledge are valuable to the Company in connection with its business; and

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as Chief Executive Officer of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Employment. As and from the Effective Date, the Company shall employ Executive and Executive shall accept such employment upon the terms and conditions hereinafter set forth.

2. Term of Employment. Subject to the provisions of Section 6, the term of Executive’s employment pursuant to this Agreement shall commence on the Effective Date and shall terminate three (3) years from that date (the “Initial Term”). This Agreement will be automatically renewed for successive one year terms after the expiration of the Initial Term, unless Executive is otherwise notified in writing at least 90 days before the end of the Initial Term or any of the successive one year terms. In this Agreement the word “Term” shall, depending on the context used, refer to the Initial Term or to any successive one year terms.

3. Duties; Extent of Service. During Executive’s employment under this Agreement, Executive (i) shall serve as an employee of the Company with the title and position of Chief Executive Officer, reporting to the Board of Directors of the Company and shall have such executive responsibilities as the Board of Directors of the Company shall from time to time designate, provided that, in all cases Executive shall be subject to the oversight and supervision of the Board of Directors of the Company in the performance of his duties, and (ii) shall render all services reasonably incident to the foregoing, including, without limitation, managing and supervising the day-to-day business and operations of the Company. Executive shall also be appointed to the Company’s Board of Directors, and shall serve in such capacity until he voluntarily resigns, is removed from the Board or is not re-elected. Executive hereby accepts such employment, agrees to serve the Company in the capacity indicated, and agrees to use Executive’s best efforts, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of Executive’s duties and responsibilities hereunder.

4. Salary, Bonus and Other Compensation.

(a) Salary. During the Term, the Company shall pay Executive a salary at the rate of $200,000 per annum (the “Salary”). Such Salary shall be subject to withholding under applicable law, shall be prorated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company’s usual practice for its executive officers as in effect from time to time. Executive agrees to defer payment of the Salary (effective on the date two weeks preceding date of the Agreement), which shall accrue in accordance with the terms of this Agreement, until the closing date of the next equity financing undertaken by the Company (the “Financing”). Upon closing of the Financing, the Company will pay the accrued but unpaid Salary in a lump sum.

(b) Adjustment to Salary. Within 30 days of the Effective Date, and within 30 days of each anniversary of the Effective Date during the Term, Executive and the Board of Directors shall meet and shall designate, in writing, milestones related to the Company’s performance which are to be achieved during the 12 month period following the Effective Date or the anniversary of the Effective Date. So long as the milestones are achieved, the Salary shall be increased in an amount to be designated by the Board of Directors but in no event shall such increase be less than 10%. Such increase shall take effect on the date that the Board of Directors determines that the milestones have been achieved, which date shall not be later than 12 months following the date that the milestones were established.

(c) Annual Bonus. For each fiscal year that occurs during the Term, so long as the Company generates a minimum of $1,000,000 in earnings before interest, taxes, depreciation and amortization during said fiscal year, Executive shall receive an annual bonus (the “Annual Bonus”), paid within 90 days of the end of said fiscal year. The amount of the Annual Bonus shall be calculated as the greater of (i) 10% of the earnings before interest, taxes, depreciation and amortization for said fiscal year or (ii) 50% of the Salary, provided, however, that the Annual Bonus may not exceed 150% of the Salary and provided further, that the Board of Directors, in its sole discretion, may increase (but not decrease) the Annual Bonus. Notwithstanding the aforementioned, the Executive shall be annually reviewed at each anniversary date of this Agreement by the Board to determine whether or not the Executive is eligible to receive a cash bonus in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that a bonus is merited.

(d) Stock Grant. Executive shall receive shares of the Company’s common stock (the “Bonus Shares”) issued from the Company’s 2006 Stock Option, Deferred Stock and Restricted Stock Plan, which Bonus Shares shall have a value of $250,000. The number of Bonus Shares to be issued to Executive shall be determined by dividing $250,000 by the offering price of the common stock sold in the Financing (the “Private Offering Price”). Because the Private Offering Price will not be determined on the Effective Date, the Company shall issue to Executive a certificate representing 300,000 shares of its common stock (the “Initial Shares”) having a value (which value shall be subject to adjustment as set forth herein) of $0.25 per share. Once the Private Offering Price is determined, the Company shall re-value the Initial Shares using the Private Offering Price and shall issue to Executive a certificate representing the balance of the Bonus Shares. Executive agrees that he shall sell no more than 60,000 Bonus Shares per month.

(e) Stock Options.

(i) On the Effective Date, the Company will grant to Executive an incentive stock option (in accordance with Section 422 of the Internal Revenue Code) to purchase up to 3% of the number of shares of the Company’s common stock issued and outstanding immediately following the closing of the Financing. (If the value of the incentive stock option granted hereunder exceeds any restriction set forth in the Internal Revenue Code, then the number of shares exceeding such restriction shall be deemed to be non-qualified stock options. Any such non-qualified stock options shall, nevertheless, be subject to this subsection (e)). The exercise price shall be equal to the closing price of the common stock on the date that this Agreement is approved by the Board of Directors and the term of such options shall be 10 years. The option shall be granted pursuant to the terms of the Company’s 2006 Stock Option, Deferred Stock and Restricted Stock Plan and shall be memorialized by a written stock option agreement. The right to purchase the common stock shall vest in accordance with the terms of an agreement between the Board of Directors and Executive which shall set forth certain mutually agreed-upon milestones to be achieved during the Term. These milestones will be determined on the Effective Date.

(ii) On the Effective Date, the Company will grant to Executive a stock option to purchase up to 3% of the number of shares of the Company’s common stock issued and outstanding immediately following the closing of the Financing. The exercise price shall be equal to the price paid by the participants in the Financing and the term of the option shall be five years. The right to purchase the common stock shall vest as follows: one-third shall vest on the first anniversary of the Effective Date; one-third shall vest on the second anniversary of the Effective Date; and the final third shall vest on the third anniversary of the Effective Date.

5. Benefits.

(a) Regular Benefits. During the Term, Executive shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

(b) Vacation. During the Term, Executive shall receive paid vacation annually in accordance with the Company’s practices for executive officers, as in effect from time to time, but in any event not less than four weeks per calendar year.

(c) Expenses. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive during Executive’s employment hereunder to the extent in compliance with the Company’s business expense reimbursement policies in effect from time to time and upon presentation by Executive of such documentation and records as the Company shall from time to time require.

(d) Taxation of Payments and Benefits. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(e) Exclusivity of Salary and Benefits. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement. Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

(f) Florida Office; Support Staff. During the Term, the Company, at the Company’s sole expense, shall lease office space for Executive in Florida. The lease of such space shall be on such terms as are mutually agreed to by the Company and Executive. The Company agrees to hire support staff and other employees as Executive deems reasonably appropriate, provided that all officers of the Company shall be appointed by the Board of Directors and all employment agreements shall be authorized by the Board of Directors.

(g) Liability Insurance. Executive shall be added as an insured person to the directors’ and officers’ liability coverage provided by the Company to its directors and officers.

6. Termination and Termination Benefits. Notwithstanding the provisions of Section 2, Executive’s employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

(a) Termination by the Company for Cause. Executive’s employment under this Agreement may be terminated for Cause without further liability on the part of the Company other than for accrued but unpaid Salary through the date of termination effective immediately upon written notice to Executive. “Cause” shall mean the following:

(i) the commission by Executive of any act of embezzlement, fraud, larceny or theft on or from the Company or an affiliate of the Company;

(ii) the commission by Executive of, or indictment of Executive for a felony or any misdemeanor, which misdemeanor involves moral turpitude, deceit, dishonesty or fraud;

(iii) failure to perform Executive’s duties and responsibilities assigned or delegated under this Agreement, or any material misconduct or violation of the Company’s policies, any of which continues for a period of 30 days after written notice detailing such failure of performance, material misconduct or violation of the Company’s policies is given to Executive; or

(iv) a material breach by Executive of any of the covenants, terms or provisions of this Agreement or any agreement between the Company and Executive regarding confidentiality, non-competition or assignment of inventions.

(b) Termination by Executive. Executive’s employment under this Agreement may be terminated by Executive by written notice to the Board of Directors at least 60 days prior to such termination.

(c) Termination by the Company Without Cause. Subject to the payment of Termination Benefits pursuant to Section 6(e), Executive’s employment under this Agreement may be terminated without Cause by the Company upon written notice to Executive.

(d) Termination by Executive with Good Reason. Subject to the payment of Termination Benefits pursuant to Section 6(e), Executive may terminate his employment under this Agreement with Good Reason, which shall be defined as:

(i) a downsizing or reduction of Executive’s title, duties, responsibilities or authority or;

(ii) a material adverse change to Executive’s working conditions or to the management or supervision of Executive which in the reasonable judgment of Executive constitutes a demotion of Executive; or

(iii) the assignment to Executive of any duties inconsistent in any adverse respect with Executive’s position; or

(iv) a reduction in the Salary, Annual Bonus or benefits, if the benefits are not reduced among all other recipients of the benefits; or

(v) the failure of any successor entity to assume the terms of this Agreement upon a change of control (a “Change of Control”). A Change of Control shall be defined as the sale or disposition by the Company to an unrelated third party of 50% or more of its business or assets, or the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company to an unrelated third party, or the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company to an unrelated third party.

(e) Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Executive under this Agreement shall terminate on the date of termination of Executive’s employment under this Agreement. Notwithstanding the foregoing, in the event of termination of Executive’s employment with the Company pursuant to Section 6(c) or Section 6(d) above, the Company shall pay to Executive: (i) the lesser of (A) Executive’s Salary for the remainder of the Term (as adjusted pursuant to Section 4(b) on the date of termination) or (B) one year’s Salary (as adjusted pursuant to Section 4(b) on the date of termination); (ii) any Annual Bonus, if earned, that is accrued but unpaid on the date of termination, pro-rated to the date of termination; (iii) a cash payment for all vacation days accrued but not taken on the date of termination; (iv) any options granted to Executive that have vested on or prior to the date of termination; and (v) the Company shall cooperate so as to enable the Executive to obtain the continuation of medical benefits pursuant to COBRA and reimburse Executive for the cost of COBRA for a period of 12 months following the date of termination. Collectively, (i), (ii), (iii), (iv) and (v) shall be referred to herein as the “Severance Benefits”.

The parties hereto agree that the Severance Benefits are to be in full satisfaction, compromise and release of any claims arising out of any termination of the Executive’s employment pursuant to Section 6(c) or Section 6(d), and such amounts shall be contingent upon the Executive’s delivery of a general release of such claims upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no Severance Benefits shall be provided unless and until the Executive determines to execute and deliver such release.

(e) Death; Disability. Upon the death of the Executive, or upon the permanent disability (as defined below) of the Executive continuing for a period in excess of 60 consecutive days, all obligations of the Company under this Agreement shall immediately terminate other than any obligation of the Company with respect to earned but unpaid Salary and earned benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms “permanent disability” or “permanently disabled” shall mean the inability of the Executive, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

(f) Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of Executive’s employment with the Company, Executive’s obligations under Section 7 hereof shall survive any termination of Executive’s employment with the Company at any time and for any reason.

7. Non-Solicitation; Confidentiality; Proprietary Rights.

(a) Nonsolicitation. Executive agrees that he shall not, during the term of this Agreement, and for a period of one year thereafter, solicit any employee of the Company to terminate such employee’s employment with the Company, or agree to hire any such employee or former employee of the Company (unless at least 12 months have passed since the termination of such employee’s employment with the Company); or

(b) Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean information belonging to the Company (for purposes of this Section 7 including all predecessors of the Company) of value to the Company or with respect to which Company has right in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, domain names, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by Executive in the course of Executive’s employment by the Company, as well as other information to which Executive may have access in connection with Executive’s employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Executive’s duties under Section 7(c).

(c) Confidentiality. In the course of performing services hereunder on behalf of the Company and its affiliates, Executive will have access to Confidential Information. Executive agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (iii) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to Executive by the Company or are produced by Executive in connection with Executive’s employment will be and remain the sole property of the Company. Upon the termination of Executive’s employment with the Company for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in Executive’s possession or control, shall be immediately returned to the Company.

(d) Third Party Agreements and Rights. Executive hereby confirms that Executive is not bound by the terms of any agreement with any previous employer or other party that restricts in any way Executive’s use or disclosure of information or Executive’s engagement in any business. Executive represents to the Company that Executive’s execution of this Agreement, Executive’s employment with the Company and the performance of Executive’s proposed duties for the Company will not violate any obligations Executive may have to any such previous employer or other party. In Executive’s work for the Company, Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(e) Litigation and Regulatory Cooperation. During and after Executive’s employment, Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Executive was employed by the Company. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Executive’s employment, Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this Section 7(e).

(f) Inventions. Executive recognizes that the Company and its affiliates possess a proprietary interest in all of the Confidential Information and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Executive, except as otherwise agreed between the Company and Executive in writing. Executive expressly agrees that any products, inventions, discoveries or improvements made by Executive in the course of Executive’s employment, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Company. Executive further agrees that any and all products, inventions, discoveries or improvements developed by Executive (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and Executive shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(g) Business Opportunities. Executive agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Executive may discover, find, develop or otherwise have available to Executive in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

(h) Acknowledgment. Executive acknowledges that the provisions of this Section 7 are an integral part of Executive’s employment arrangements with the Company.

8. Parties in Interest; Certain Remedies. It is specifically understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and its direct and indirect subsidiaries and affiliates, and that any breach of the provisions of this Agreement by the Executive or any of the Executive’s affiliates will result in irreparable injury to the Company and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach. Accordingly, Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Company or its subsidiaries and affiliates shall be entitled, in addition to any other remedy it may have, to enforce the specific performance of this Agreement by the Executive through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

10. Assignment; Successors and Assigns, etc. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein without the prior written consent of the other party; provided that the Company may assign its rights under this Agreement without the consent of the Executive in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving parry. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at 6080 Center Drive, 6th Floor, Los Angeles, California 90045.

14. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

15. Governing Law. This contract shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles thereof.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which taken together shall constitute one and the same document.

17. Arbitration. Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement or relating to termination of employment, shall be resolved at the request of either party to this Agreement, by final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc.. (J·A·M·S), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in Section 13 of this Agreement. Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s). The arbitrator(s) in any such proceeding shall apply California substantive law and the California Evidence Code to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies (provisional and final) and award damages provided by California law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error. The Company shall pay all fees of the arbitrator, and each party shall bear its or his expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein. In any such proceeding Richardson & Patel LLP may represent the Company regardless of whether such counsel has rendered advice to Executive in the past unless prohibited by law or rules of the California State Bar Association. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Health Sciences Group, Inc.

By:____________________________________
Name:
Title:

__________________________________
Stuart Avery Gold